CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 1, 1999, which appears on page F-1 of the 1999 Form 10KSB of Volu-Sol, Inc. and subsidiary, and to the references to our Firm under the caption "Experts" in the Prospectus.

                                                              TANNER + CO.

Salt Lake City, Utah

December 6, 2000